Exhibit 15.1

ACKNOWLEDGMENT OF INDEPENDENT ACCOUNTANTS

We are aware that our report dated February 18, 2022 on our review of the financial statements of Arcadia, Inc., which include the balance sheet as of September 30, 2021 and the related statements of income, stockholders’ equity, and cash flows for the period January 1, 2021 to September 30, 2021, and the related notes to the financial statements, is incorporated by reference in DMC Global, Inc.’s Registration Statements as follows:

(1)Registration Statement (Form S-3 No. 333-238211, Form S-3ASR 333-255719),

(2)Registration Statements (Form S-8 No. 333-143355, Form S-8 No. 333-188796 and Form S-8 No. 333-211328) pertaining to the Company’s 2006 Stock Incentive Plan,

(3)Registration Statements (Form S-8 No. 333-182979 and Form S-8 No. 333-218177) pertaining to the Company’s Employee Stock Purchase Plan, and

(4)Registration Statement (Form S-8 No. 333-214460) pertaining to the Company’s 2016 Omnibus Incentive Plan.

/s/ Windes, Inc.
Long Beach, California
March 11, 2022